CODE OF ETHICS


                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                               SEPTEMBER 3, 1997



















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INTRODUCTION
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This Code of Ethics (the  "Code") is adopted on behalf of Aetna Life  Insurance and  Annuity  Company  ("ALIAC"),  in its  capacity as  investment  adviser and
principal  underwriter  to  registered   investment  companies  ("Funds"),   in
accordance with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, and the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act").

Rule 17j-1(a) makes it unlawful for any "Access Person" of ALIAC or a Fund (defined below), in connection with the purchase or sale by such person of a security "held or to be acquired" by any Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2. To make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or the Fund's respective investment adviser or subadviser for purchase by the Fund.

Both the Advisers Act and the Securities Exchange Act of 1934 prohibit Access Persons from using for their personal benefit material non-public information obtained in the course of their duties with respect to a Fund. Knowledge about a Fund's impending securities transactions constitutes material non-public information for these purposes. Further, Section 206 of the Advisers Act imposes on ALIAC a fiduciary duty with respect to its relationship with its advisory clients that prohibits ALIAC and its officers, directors and employees from engaging in any business activity that would operate as a fraud or deceit upon a client.

There are numerous ways that an Access Person could misuse material non-public information about securities held or to be acquired by a Fund. The most common example of this is "front running," which is generally defined as trading a security ahead of a Fund in an attempt to take advantage of a move in the market price of the security caused by the Fund's transaction. Access Persons are also prohibited from using their relationship with a Fund to obtain personal investment opportunities or other advantages that would otherwise be unavailable. This Code is designed to prevent and to detect the misuse of material non-public information about Fund portfolio transactions and to prevent certain conflicts of interest between a Fund and ALIAC Access Persons that could give rise to a breach of fiduciary duty.

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ADMINISTRATION AND ENFORCEMENT
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Administration  of the  Code  is the  responsibility  of the  Chief  Compliance
Officer of ALIAC, currently Fred Kelsven. Questions concerning the Code or any transactions that may be subject to provisions of the Code may be directed to him at (860) 273-1854 or via Fax at (860) 273-4898.

Enforcement of the Code is the responsibility of each Fund's Code of Ethics Review Committee ("Committee"), which is comprised of ALIAC's Chief Compliance Officer, the President of the Fund, and legal counsel to the Fund. The Committee is responsible for investigating any reported or suspected violations of the Code. If the investigation discloses that a violation has occurred, the Committee has been given the authority by the Board of Directors of ALIAC, and the Board of Directors or Board of Trustees of each Fund, as appropriate, to determine the appropriate sanction and to direct the Chief Compliance Officer to administer the sanction. The President of a Fund will report to the Board any material violations of this Code affecting that Fund, the investigations conducted and any resulting sanctions.


DEFINITIONS
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     Whenever  used  in the  Code,  the  following  terms  have  the  following meanings:

     1. "Access Person" includes (i) each director, trustee or officer of a Fund, and (ii) each director, officer or employee of ALIAC, who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security on behalf of a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any person in a control relationship to a Fund.

     2.   "Security" means ALL securities EXCEPT:

      o   shares of registered open-end investment companies (mutual funds);
      o securities issued by the U.S. government, its agencies or instrumentalities (e.g., Treasury Bills, FNMA or GNMA, etc.);
      o   bankers' acceptances;
      o   bank certificates of deposit;
      o   commercial paper.

          "Security" includes options to purchase or sell such security.

     3. "Fund" means any registered investment company or investment portfolio thereof for which ALIAC serves as investment adviser and/or principal underwriter.

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POLICY
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     Priority of Client Interests.
     ----------------------------

     Each Access Person is required to give priority to the interests of the Funds over his or her own interest in making or maintaining a personal investment.

     No Access Person shall purchase or sell a security for his/her own account when the person knows, or has reason to know, that during the 15-day period immediately preceding or after the date of his/her personal transaction such security was purchased or sold by a Fund or was considered for purchase or sale on behalf of a Fund.

     Access  persons  also  are  prohibited   from  engaging  in  any  personal
     securities transaction on the basis of knowledge of a change, or possible change, in a Fund's investment strategy.

     Initial Public Offerings.
     ------------------------

     Access Persons are prohibited from purchasing any security in an initial public offering.

     Receipt of Gifts.
     ----------------

     No Access Person may receive any gift or other thing of more than de minimus value from any person or entity that does business with a Fund, ALIAC, or a subadviser for any Fund. An Access Person who receives a gift or other thing of more than de minimus value from any such person or entity should immediately contact ALIAC's Chief Compliance Officer to determine the proper disposition of such gift.

     Service as a Director or Officer.
     --------------------------------

     Absent prior approval of the Chief Compliance Officer, an Access Person may not serve as a director or officer of a public or private company.

     Aetna Inc. Code of Conduct.
     --------------------------

     All Access Persons are subject to the Aetna Inc. Code of Conduct and must abide by all its requirements, including its requirements pertaining to transactions in Aetna securities.


PROCEDURES
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     Post-Execution Reporting.
     ------------------------

     At the close of each calendar quarter, the Chief Compliance Officer will forward a copy of the Personal Securities Transactions Quarterly Report (see Exhibit A) to every Access Person. Within ten calendar days of the end of each calendar quarter, every Access Person must complete and return to the Compliance Department the Quarterly Report, which describes all personal Securities transactions executed during the preceding three months.

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     Full Disclosure of Personal Securities Investments.
     --------------------------------------------------

     Every Access Person, when requested by the Chief Compliance Officer or his/her designee, will disclose all information about his or her personal securities investments.

     Confidentiality.
     ---------------

     All information submitted to the Compliance Department pursuant to these procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self regulatory agencies with regulatory authority over ALIAC or the Funds as well as to ALIAC's or the Funds' auditors and legal advisors, if appropriate.

     Exceptions to Policy and Procedures.
     -----------------------------------

     Because all fact situations cannot be contemplated, the Chief Compliance Officer retains the authority to permit an exception to the above policies and procedures requested by persons subject to this Code when to do so is consistent with the interests of the Funds. Any exceptions and the reasons therefor will be documented in writing. These written records will be maintained in accordance with the recordkeeping requirements of the 1940 Act.

     Distribution
     ------------

     This Code will be distributed to all Access Persons.


SANCTIONS
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     An Access Person who breaches the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination.











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                                   EXHIBIT A

                   QUARTERLY SECURITIES TRANSACTIONS REPORT
                   ----------------------------------------

                     For Quarter Ending ____________, 199_

FILING OF REPORT IS REQUIRED WHETHER OR NOT TRANSACTIONS OCCURRED.
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[   ] No Transactions To Report (Check if applicable)

Print Name
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Trade                         * Quantity     * Quantity              Broker
Date    Title of Security     Purchased      Sold          Price     or Bank
-----   -----------------     ----------     ----------    -----     -------







* If you have acquired or disposed of a security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction.


IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.



              Date:                           Signature:
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